UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2022

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Pulse Biosciences, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37744	46-5696597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way

Hayward, California 94545

(Address of principal executive offices) (Zip code)

(510) 906-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLSE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01. OTHER EVENTS.

On April 14, 2022, Pulse Biosciences, Inc. (the “Company”) issued a press release announcing plans to initiate a rights offering to its existing stockholders of record as of the close of business on April 25, 2022.

As approved by the Company’s Board of Directors, the rights offering will be made through the distribution of non-transferable subscription rights to purchase up to an aggregate of $15,000,000 worth of units (“Units”), with each Unit consisting of (i) one share of the Company’s common stock, $0.001 per share (the “Common Stock”), and (ii) a warrant to purchase one share of Common Stock (the “Warrants”), in a public offering expected to commence on or about May 4, 2022. The subscription price for each Unit will be equal to the lesser of (i) $3.72, the closing price of the Common Stock on April 13, 2022, and (ii) the volume weighted average price of the Common Stock for the five trading day period through and including the expiration date of the offering. The rights offering will include an over-subscription right to permit each rights holder that exercises its basic subscription rights in full to purchase additional Units that remain unsubscribed at the expiration of the offering. The availability of the over-subscription right will be subject to certain terms and conditions to be set forth in the offering documents. The subscription rights will expire and have no value if they are not exercised prior to 5:00 p.m. Eastern Time on May 23, 2022.

The Company anticipates using the net proceeds of the rights offering for general working capital purposes, including the Company’s continuing commercial launch of its proprietary CellFX® System, its ongoing investment in current and future studies evaluating the safety and efficacy of the Company’s proprietary NPS technology in areas outside of dermatology, the development and enhancement of the Company’s CellFX System, obtaining additional regulatory clearance for the CellFX System, sales and marketing activities, and general corporate operations.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Pulse Biosciences, Inc. dated April 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULSE BIOSCIENCES, INC.

By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner Chief Financial Officer, Executive Vice President of Finance and Administration, and Treasurer (Principal Financial and Accounting Officer)

Date: April 14, 2022